Exhibit 10.2

JOINDER AND SIXTH AMENDMENT TO CREDIT AGREEMENT

This Joinder and Sixth Amendment to Credit Agreement (this “Amendment”) is made as of August 26, 2015, by and among:

SPORTSMAN’S WAREHOUSE, INC., a Utah corporation (the “Lead Borrower”);

the Persons named on Schedule I hereto (together with the Lead Borrower, individually, an “Existing Borrower”, and collectively, the “Existing Borrowers”);

SPORTSMAN’S WAREHOUSE DEVELOPMENT II, LLC, a Delaware limited liability company (the “New Borrower”, and together with the Existing Borrowers, individually, a “Borrower”, and collectively, the “Borrowers”);

the Persons named on Schedule II hereto (individually, a “Guarantor”, and collectively, the “Guarantors”, and together with the Borrowers, individually, a “Loan Party”, and collectively the “Loan Parties”);

the LENDERS party hereto; and

WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent, Collateral Agent, and Swing Line Lender;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, reference is made to that certain Credit Agreement, dated as of May 28, 2010 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), by and among the Loan Parties (other than the New Guarantor), the Lenders party thereto from time to time, and Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent, Collateral Agent and Swing Line Lender;

WHEREAS, the Loan Parties have advised the Administrative Agent and the Lenders that on June 19, 2015, the Loan Parties formed the New Borrower for the primary purpose of developing real estate. The New Borrower is a Delaware limited liability company wholly owned by the Lead Borrower. It is a requirement pursuant to Section 6.12 of the Credit Agreement, that the New Borrower become a party to, and be bound by the terms of, the Credit Agreement and the other Loan Documents;

WHEREAS, pursuant to the terms of the Credit Agreement, in order for the New Borrower to become party to the Credit Agreement and the other Loan Documents as provided herein, the New Borrower and the Existing Borrowers and Existing Guarantors are required to execute this Amendment; and

WHEREAS, the parties hereto have agreed to amend certain provisions of the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Defined Terms. Capitalized terms used in this Amendment shall have the respective meanings assigned to such terms in Credit Agreement unless otherwise defined herein.
2.

Joinder and Assumption of Obligations. Effective as of the date of this Amendment, the New Borrower hereby acknowledges that the New Borrower has received and reviewed a copy of the Credit Agreement, the Security Agreement and the other Loan Documents, and hereby:

(a)

joins in the execution of, and becomes a party to, the Credit Agreement, the Security Agreement and the other Loan Documents as a Borrower (and, in the case of the Security Agreement, a Pledgor) thereunder, as indicated with its signature below;

(b)

covenants and agrees to be bound by all covenants, agreements, liabilities and acknowledgments of a Borrower under the Credit Agreement, the Security Agreement and the other Loan Documents as of the date hereof, in each case, with the same force and effect as if the New Borrower was a signatory to the Credit Agreement, the Security Agreement and the other Loan Documents and was expressly named as a Borrower therein;

(c)

makes all representations, warranties, and other statements of a Borrower under the Credit Agreement, the Security Agreement and the other Loan Documents, as of the date hereof, in each case, with the same force and effect as if the New Borrower was a signatory to the Credit Agreement, the Security Agreement and the other Loan Documents and was expressly named as a Borrower therein; and

(d)	assumes and agrees to perform all applicable duties and Obligations of the Existing Borrowers under the Credit Agreement, the Security Agreement and the other Loan Documents.
3.

Grant of Security Interest. Without limiting the generality of Section 1(a) hereof, the New Borrower hereby pledges and grants to the Collateral Agent for its benefit and for the benefit of the Credit Parties, as collateral security for the payment and performance in full of all the Secured Obligations (as defined in the Security Agreement), a lien on and security interest in and to all of the right, title and interest of the New Borrower in, to and under all Collateral (as defined in the Security Agreement), and expressly assumes all obligations and liabilities of a Borrower and “Pledgor” under the Security Agreement. The New Borrower hereby authorizes the Administrative Agent to file financing statements describing the Collateral (as defined in the Security Agreement) as “all assets of the debtor, wherever located, whether now owned or hereafter acquired or arising,” or words of similar import.

4.

Supplemental Schedules. To the extent that any changes in any representations, warranties, and covenants require any amendments to the schedules to the Credit Agreement, the Security Agreement and or any of the other Loan Documents, such schedules are hereby updated, as evidenced by any supplemental schedules (if any) annexed to this Amendment (it being understood and agreed that any representations made in any Loan Document “as of the Closing Date”, “as of the Fifth Amendment Effective Date” or any similar reference shall be deemed made, with respect to the New Borrower only, as of the date of this Amendment).

5.	Amendments to Credit Agreement.
(a)	The provisions of Article I of the Credit Agreement are hereby amended as follows:
(i)	By amending the definition of “Applicable Margin” as follows:

(A)By deleting the pricing grid in its entirety therefrom and substituting in its stead the following new pricing grid:

Level	Average Daily Availability	LIBOR Margin	Base Rate Margin
I	Greater than or equal to 50% of the Loan Cap	1.50%	0.50%
II	Greater than or equal to 25% of the Loan Cap but less than 50% of the Loan Cap	1.75%	0.75%
III	Less than 25% of the Loan Cap	2.00%	1.00%

(B)By adding the following new sentence at the end of such definition:

Notwithstanding anything to the contrary, for the period commencing on August 5, 2015 and ending on the day immediately preceding the next subsequent Adjustment Date, the Applicable Margin shall be set at the percentages set forth in Level I of the pricing grid set forth herein.

(ii)	By deleting the definition of “Fee Letter” in its entirety therefrom and substituting in its stead the following new definition:

“Fee Letter” means, collectively, (i) the letter agreement, dated May 28, 2010, among the Lead Borrower and the Administrative Agent, (ii) the letter agreement, dated October 27, 2011, by and among the Borrowers and the Administrative Agent, (iii) the Third Amendment Fee Letter, (iv) the Fifth Amendment Fee Letter, and (v) the Sixth Amendment Fee Letter.

(iii)	By deleting the definition of “Early Termination Fee” therefrom in its entirety.
(iv)	By adding the following new definitions thereto in appropriate alphabetical order:

“Sixth Amendment Fee Letter” means the letter agreement, dated as of the Sixth Amendment Effective Date, by and among the Borrowers and the Administrative Agent.

“Sixth Amendment Effective Date” means August 26, 2015.

(b)	The provisions of Article II of the Credit Agreement are hereby amended as follows:
(i)	By amending Section 2.06 thereof by deleting the phrase “Early Termination Fees,” from clause (c) thereof.
(ii)	By amending Section 2.09 thereof by deleting clause (b) thereof in its entirety and substituting in its stead the following new clause (b):

(b)Reserved.

(c)	The provisions of Section 6.17 of the Credit Agreement are hereby amended by adding the following new clause (g) at the end thereof:

(g) Without limiting the other provisions of this Agreement or the other Loan Documents (including, without limitation, any other provision of this Section 6.17 or Section 6.20 hereof), in the event that any Real Property owned by any Loan Party constitutes a Material Real Property (as defined in the Security Agreement) on or after the Sixth Amendment Effective Date, the Loan Parties shall promptly (but in no event later than fifteen (15) days following such constituting a Material Real Property) deliver to the Collateral Agent a duly executed Mortgage together with all other items required pursuant to Section 6.20 with respect to such Real Estate.

(d)	The provisions of Section 8.03 of the Credit Agreement are hereby amended by deleting the phrase “but excluding any Early Termination Fees” in its entirety from clause Fifth thereof.
6.

Ratification of Loan Documents.  Except as otherwise expressly provided herein, all terms and conditions of the Credit Agreement, the Security Agreement, the Facility Guaranty and the other Loan Documents remain in full force and effect.  The Loan Parties hereby ratify, confirm, and reaffirm that all representations and warranties of the Loan Parties (including, without limitation, the New Borrower) contained in the Credit Agreement, the Security Agreement and each other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that (x) such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects on and as of such earlier date, or (y) such representations and warranties are subject to “materiality” or “Material Adverse Effect” or similar language, in which case they are true and correct in all respects.  The Guarantors hereby acknowledge, confirm and agree that the Guaranteed Obligations of the Guarantors under, and as defined in, the Facility Guaranty include, without limitation, all Obligations of the Loan Parties at any time and from time to time outstanding under the Credit Agreement and the other Loan Documents, as such Obligations have been amended pursuant to this Amendment.  The Loan Parties hereby acknowledge, confirm and agree that the Security Documents and any and all Collateral previously pledged to the Collateral Agent, for the benefit of the Credit Parties, pursuant thereto, shall continue to secure all applicable Obligations of the Loan Parties at any time and from time to time outstanding under the Credit Agreement and the other Loan Documents.

7.	Conditions to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the reasonable satisfaction of the Administrative Agent:
(a)	The Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by each of the parties hereto.
(b)

All action on the part of the Loan Parties (including, without limitation, the New Borrower) necessary for the valid execution, delivery and performance by the Loan Parties of this Amendment and the documents, instruments and agreements to be executed in connection herewith shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

(c)

The Loan Parties shall have paid in full all reasonable costs and expenses of the Agents (including, without limitation, reasonable attorneys’ fees) in connection with the preparation, negotiation, execution and delivery of this Amendment and related documents.

(d)	No Default or Event of Default shall have occurred and be continuing.
(e)

No “Default” or “Event of Default” (each as defined in the Term Credit Agreement) shall have occurred and be continuing or would result from the entering into of this Amendment or the performance by the Loan Parties of their obligations hereunder.

(f)

The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, an opinion of Reed Smith LLP, which shall cover such matters with respect to Sportsman’s Warehouse Development II, LLC as the Administrative Agent may reasonably request.

(g)

The New Borrower (and each other Loan Party, to the extent requested by the Administrative Agent) shall each have delivered the following to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent:

(i)	Certificate of Legal Existence and Good Standing, if applicable, issued by the Secretary of the State of its incorporation or organization.

(ii)

A certificate of an authorized officer of the due adoption, continued effectiveness, and setting forth the text, of each corporate resolution adopted in connection with the assumption of obligations under the Credit Agreement, the Security Agreement and the other Loan Documents, and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents, together with true and accurate copies of all Organization Documents.

(h)

The Administrative Agent shall have received an acknowledgment in respect of the Intercreditor Agreement, in form and substance reasonably satisfactory to the Administrative Agent and duly executed by the Loan Parties and Term Agent.

(i)

Subject to Section 8 below, the Collateral Agent shall have received all documents and instruments, including UCC financing statements and Blocked Account Agreements, required by Law or reasonably requested by the Administrative Agent or the Collateral Agent to create or perfect the Lien intended to be created under the Security Agreement and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Administrative Agent.

(j)

All reasonable fees and Credit Party Expenses incurred by the Agents and the other Credit Parties in connection with the preparation and negotiation of this Amendment and related documents (including the reasonable fees and expenses of counsel to the Agents) shall have been paid in full by the Loan Parties.

(k)	The Administrative Agent shall have received such additional documents, instruments, and agreements as any Agent may reasonably request in connection with the transactions contemplated hereby.

8.

Post-Sixth Amendment Effective Date Covenant.  Within ninety (90) days after the Sixth Amendment Effective Date, the Loan Parties shall deliver to the Collateral Agent such Blocked Account Agreements and Securities Account Control Agreements, or amendments thereto, as may be reasonably required by the Collateral Agent, in each case in form and substance reasonably satisfactory to the Collateral Agent and duly executed by the parties thereto.  The Loan Parties acknowledge and agree that the failure to comply with any of the covenants set forth in this Section 8 shall constitute an immediate Event of Default pursuant to Section 8.01(b) of the Credit Agreement.

9.	Representations and Warranties. To induce the Credit Parties to enter into this Agreement, each Loan Party represents and warrants to the Administrative Agent and the other Credit Parties that:
(a)

The execution, delivery and performance by each Loan Party of this Amendment and the performance of each Loan Party’s obligations hereunder have been duly authorized by all necessary corporate or other organizational action, do not and shall not: (i) contravene the terms of any of such Person's Organization Documents; (ii) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (x) any Material Contract or any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (iii) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of the Collateral Agent under the Security Documents); or (iv) violate any Law.

(b)

This Amendment has been duly executed and delivered by each Loan Party.  This Amendment constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)

After giving effect to the transactions contemplated by this Amendment and the Term Documents, the Loan Parties, on a Consolidated basis, are and will be Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Amendment or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

(d)	There has been no event or circumstance since February 1, 2014 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.
(e)

No consents, licenses or approvals are required in connection with the execution, delivery and performance by any Loan Party, and the validity against such Loan Party, of this Amendment or any other Loan Document to which it is a party.

(f)	No Default or Event of Default has occurred and is continuing.
(g)

No “Default” or “Event of Default” (each as defined in the Term Credit Agreement) has occurred and is continuing or would result from the execution of this Amendment or the performance by the Loan Parties of their obligations hereunder.

10.	Miscellaneous.
(a)

Each of the Loan Parties hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Agents, the other Credit Parties, or their respective parents, affiliates, predecessors, successors, or assigns, or their officers, directors, employees, attorneys, or representatives, with respect to the Obligations, and that if any of the Loan Parties now has, or ever did have, any offsets, defenses, claims, or counterclaims against such Persons, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Amendment, all of them are hereby expressly WAIVED, and each of the Loan Parties hereby RELEASES such Persons from any liability therefor.

(b)

This Amendment may be executed in several counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Amendment by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

(c)

This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(d)

If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e)

The Loan Parties represent and warrant that they have consulted with independent legal counsel of their selection in connection with this Amendment and are not relying on any representations or warranties of the Agents or the other Credit Parties or their respective counsel in entering into this Amendment.

(f)	This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have hereunto caused this Amendment to be executed and their seals to be hereto affixed as of the date first above written.

SPORTSMAN’S WAREHOUSE, INC., a Utah corporation, as Lead Borrower and as a Borrower

By:	/s/ Kevan Talbot
Name:	Kevan Talbot
Title:	Chief Financial Officer

SPORTSMAN’S WAREHOUSE SOUTHWEST, INC., a California corporation, as a Borrower

By:	/s/ Kevan Talbot
Name:	Kevan Talbot
Title:	Chief Financial Officer

MINNESOTA MERCHANDISING CORP., a Minnesota corporation, as a Borrower

By:	/s/ Kevan Talbot
Name:	Kevan Talbot
Title:	Chief Financial Officer

PACIFIC FLYWAY WHOLESALE, LLC, a Delaware limited liability company, as a Borrower

By:	Sportsman's Warehouse, Inc., its Sole Member

By:	/s/ Kevan Talbot
Name:	Kevan Talbot
Title:	Chief Financial Officer

SPORTSMAN’S WAREHOUSE DEVELOPMENT I, LLC, a Delaware limited liability company, as a Borrower

By:	Sportsman's Warehouse, Inc., its Sole Member

By:	/s/ Kevan Talbot
Name:	Kevan Talbot
Title:	Chief Financial Officer

SPORTSMAN’S WAREHOUSE DEVELOPMENT II, LLC, a Delaware limited liability company, as a Borrower and as the New Borrower

By:	Sportsman's Warehouse, Inc., its Sole Member

By:	/s/ Kevan Talbot
Name:	Kevan Talbot
Title:	Chief Financial Officer

SPORTSMAN’S WAREHOUSE HOLDINGS, INC., a Delaware corporation, as a Guarantor

By:	/s/ Kevan Talbot
Name:	Kevan Talbot
Title:	Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent, Collateral Agent, Lender and Swing Line Lender

By:	/s/ Peter A. Foley
Name:	Peter A. Foley
Title:	Duly Authorized Signatory